UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 21, 2014
ARGAN BEAUTY CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-185928	33-1227949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Faraday Str. 31, Leipzig, Germany	04159
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	49(0)1738264717
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

As previously announced, our board of directors approved a seven (7) new for one (1) old forward split of our authorized and issued and outstanding shares of common.  A Certificate of Change for the stock split was filed and becomes effective with the Nevada Secretary of State on August 19, 2014.  Consequently, our authorized share capital increases from 75,000,000 to 525,000,000 shares of common stock and our issued and outstanding common stock increases from 4,250,000 to 29,750,000 shares, all with a par value of $0.001.

The forward stock split has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of August 19, 2014.

The forward split will become effective with the Over-the-Counter Bulletin Board at the opening of trading on August 19, 2014 under the symbol "ABXXD".  The "D" will be placed on our ticker symbol for 20 business days.  Our new CUSIP number is 04014V206.

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Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Change filed with the Nevada Secretary of State on August 8, 2014 with an effective date of August 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN BEAUTY CORP.
Signed by: Vitaliy Gorelik
Vitaliy Gorelik
President, Chief Financial Officer and Director
Date: August 21, 2014

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